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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Equity Incentive Plan of Inhale Therapeutic Systems of our report dated January 19,1996, with respect to the financial statements of Inhale Therapeutic Systems incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Palo Alto, California
July 10, 1996